Exhibit (n)



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Amendment No. 5 to Registration Statement No. 333-105936 of BTOP50 Managed Futures Fund (the "Fund") on Form N-2 of our report dated December 28, 2006, appearing in the Statement of Additional Information, which is part of such Registration Statement. We also consent to the reference to us under the headings "Experts" and "Financial Statements" in the Statement of Additional Information.


/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
January 26, 2007